           As filed with the Securities and Exchange Commission on June 28, 1999
                                                     Registration No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                 GLOBESPAN, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       3674                    75-2658218
(State or other jurisdiction       (Primary Standard           (IRS Employer
      of incorporation         Industrial Classification     Identification No.)
      or organization)               Code Number)

                                100 SCHULZ DRIVE
                           RED BANK, NEW JERSEY 07701
                                 (732) 345-7500
               (Address of principal executive offices) (Zip Code)

                               -------------------

                   GLOBESPAN, INC. 1996 EQUITY INCENTIVE PLAN
                   GLOBESPAN, INC. 1999 EQUITY INCENTIVE PLAN
                  GLOBESPAN, INC. EMPLOYEE STOCK PURCHASE PLAN
                    GLOBESPAN, INC. 1999 DIRECTOR STOCK PLAN
                            (Full title of the Plans)

                               -------------------

                               ROBERT J. MCMULLAN
                             CHIEF FINANCIAL OFFICER
                                 GLOBESPAN, INC.
                                100 SCHULZ DRIVE
                           RED BANK, NEW JERSEY 07701
                     (Name and address of agent for service)

                                 (732) 345-7500
          (Telephone number, including area code, of agent for service)

                               -------------------

                                   CALCULATION OF REGISTRATION FEE
==========================================================================================================
            Title of                                      Proposed Maximum  Proposed Maximum
           Securities                      Amount             Offering          Aggregate      Amount of
              to be                        to be                Price           Offering      Registration
           Registered                    Registered(1)        per Share         Price(2)          Fee
           ----------                    ---------            ---------         -----         ------------
1996 Equity Incentive Plan
     Options                                                     N/A               N/A            N/A
     Common Stock (par value $.001)     1,444,378 shares      $15.00(2)       $21,665,670(2)     $6,023

1999 Equity Incentive Plan
     Options                                                     N/A               N/A            N/A
     Common Stock (par value $.001)     1,114,091 shares      $15.00(2)       $16,711,365(2)     $4,646

Employee Stock Purchase Plan
     Rights to Purchase                      400,000             N/A               N/A            N/A
     Common Stock (par value $.001)       400,000 shares      $15.00(2)       $ 6,000,000(2)     $1,668

1999 Director Stock Plan
     Options                                 250,000             N/A               N/A            N/A
     Common Stock (par value $.001)       250,000 shares      $15.00(2)       $ 3,750,000(2)   $1,042.50


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Equity Incentive Plan, 1996 Equity Incentive Plan, the Employee Stock Purchase Plan, and the 1999 Director Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of GlobeSpan, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the fair market value per share of Common Stock of GlobeSpan, Inc. on June 22, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        GlobeSpan, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-75173 on Form S-1 filed with the SEC on May 10, 1999, together with any and all amendments thereto, in which there is set forth audited financial statements for the period from inception through December 31, 1996 and for each of the Registrant's fiscal years ending December 31, 1997 and 1998; and

        (b) The Registrant's Registration Statement No. 000-26401 on Form 8-A filed with the SEC on June 16, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the

Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number        Exhibit
--------------        -------
     4                Instrument Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-26401
                      on Form 8-A, together with all amendments thereto, which
                      is incorporated herein by reference pursuant to Item 3(d)
                      of this Registration Statement.

     5                Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP.

    23.1              Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants

    23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

Item 9. Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Equity Incentive Plan, 1996 Equity Incentive Plan, Employee Stock Purchase Plan, and the 1999 Director Option Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey on this 25th day of June, 1999.


                                       GLOBESPAN, INC.


                                       By: /s/Armando Geday
                                           -------------------------------------
                                           Armando Geday
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of GlobeSpan, Inc., a Delaware corporation, do hereby constitute and appoint Armando Geday and Robert
J. McMullan, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                    Date
---------                              -----                                    ----

/s/ Armando Geday                      President, Chief Executive               June 25, 1999
---------------------------------      Officer and Director
          Armando Geday                (Principal Executive Officer)

/s/ Robert McMullan                    Chief Financial Officer                  June 25, 1999
---------------------------------      (Principal Financial and
         Robert McMullan               Accounting Officer) and Secretary

---------------------------------      Director
          Thomas Epley

Signature                              Title                                    Date
---------                              -----                                    ----

/s/ Keith Geeslin                      Director                                 June 25, 1999
---------------------------------
         Keith Geeslin

                                       Director
---------------------------------
         David Stanton
                                                                                June 25, 1999
/s/ Dipanjan Deb                       Director
---------------------------------
         Dipanjan Deb

                                       Director
---------------------------------
         James Coulter
                                                                                June 25, 1999
/s/ Barbara Connor                     Director
---------------------------------
         Barbara Connor
                                                                                June 25, 1999
/s/ Federico Faggin                    Director
---------------------------------
             Federico Faggin

                                  EXHIBIT INDEX



Exhibit Number        Exhibit
--------------        -------
     4                Instrument Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-26401
                      on Form 8-A, together with all amendments thereto, which
                      is incorporated herein by reference pursuant to Item 3(d)
                      of this Registration Statement.

     5                Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP.

    23.1              Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.

    23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.